EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors
NRG Energy, Inc.:

We consent to the incorporation by reference in the registration statements No. 333-197882 on Form S-8, No. 333-185501 on Form S-8, No. 333-182379 on Form S-8, No. 333-171318 on Form S-8, No. 333-151992 on Form S-8, No. 333-135973 on Form S-8, and No. 333-114007 on Form S-8 of NRG Energy, Inc. of our reports dated February 29, 2016, with respect to the consolidated balance sheets of NRG Energy, Inc. and subsidiaries as of December 31, 2015 and 2014, and the related consolidated statements of operations, comprehensive (loss)/income, cash flows, and stockholders’ equity for each of the years in the three-year period ended December 31, 2015, and related financial statement schedules, and the effectiveness of internal control over financial reporting as of December 31, 2015, which reports appear in the December 31, 2015 annual report on Form 10‑K of NRG Energy, Inc.

(signed) KPMG LLP

Philadelphia, Pennsylvania
February 29, 2016